UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2011

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2005 Stock Incentive Plan

At the Annual Meeting of Shareholders of Cisco Systems, Inc. (“Cisco”) held on December 7, 2011, Cisco’s shareholders approved the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan (the “SIP”). The amendment and restatement of the SIP was approved by Cisco’s Board of Directors (the “Board”), subject to the approval of Cisco’s shareholders, and became effective with such shareholder approval on December 7, 2011.

As a result of such shareholder approval, the SIP was materially amended and modified as follows:

•	The SIP will expire on the date of the 2021 annual meeting of shareholders.

•

Under the SIP, the definition of “Performance Goal” includes the additional performance factors of “total shareholder return,” “operating cash flow” and “operating expense” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

A more complete description of the terms of the SIP and the material amendments and modifications thereto can be found in “Proposal No. 2—Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan” (pages 17 through 25) in Cisco’s definitive proxy statement dated October 11, 2011, and filed with the Securities and Exchange Commission on October 18, 2011, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Cisco’s definitive proxy statement are qualified in their entirety by reference to the SIP, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cisco Systems, Inc. (“Cisco”) was held on December 7, 2011. At the Annual Meeting of Shareholders, the shareholders voted on the following eight proposals and cast their votes as follows:

Proposal 1:	To elect twelve members of the Board:

Nominee	For	Against	Abstained	Broker Non-Votes
Carol A. Bartz	3,181,410,125	72,796,295	11,909,452	979,992,997
M. Michele Burns	3,200,284,732	56,966,778	8,864,362	979,992,997
Michael D. Capellas	3,188,667,973	68,564,686	8,883,213	979,992,997
Larry R. Carter	3,201,299,580	55,829,857	8,986,435	979,992,997
John T. Chambers	3,114,382,699	136,652,257	15,080,916	979,992,997
Brian L. Halla	3,216,261,362	40,705,564	9,148,946	979,992,997
Dr. John L. Hennessy	2,811,292,623	445,858,537	8,964,712	979,992,997
Richard M. Kovacevich	2,986,703,857	270,269,932	9,142,083	979,992,997
Roderick C. McGeary	3,180,625,313	76,306,521	9,184,038	979,992,997
Arun Sarin	3,201,808,491	55,044,804	9,262,577	979,992,997
Steven M. West	3,171,315,488	85,576,595	9,223,789	979,992,997
Jerry Yang	3,168,366,745	85,834,145	11,914,982	979,992,997

Proposal 2:	To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan:

For	Against	Abstained	Broker Non-Votes
2,868,145,325	382,616,432	15,354,115	979,992,997

Proposal 3:	To approve a non-binding advisory resolution regarding executive compensation:

For	Against	Abstained	Broker Non-Votes
3,073,284,421	134,132,875	58,698,576	979,992,997

Proposal 4:	To determine, on a non-binding advisory basis, the frequency of holding future votes regarding executive compensation:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
2,931,099,103	11,155,653	312,663,742	11,151,241	980,039,130

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold a non-binding advisory vote regarding executive compensation every year until the next required non-binding advisory vote on the frequency of holding future votes regarding executive compensation.

Proposal 5:	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2012:

For	Against	Abstained	Broker Non-Votes
4,128,141,239	105,784,331	12,183,299	0

Proposal 6:	A shareholder proposal to amend Cisco’s Bylaws to establish a Board Committee on Environmental Sustainability:

For	Against	Abstained	Broker Non-Votes
165,450,791	2,640,306,323	460,358,758	979,992,997

Proposal 7:	A shareholder proposal requesting that the Board publish an Internet Fragmentation Report to shareholders within six months:

For	Against	Abstained	Broker Non-Votes
1,291,808,761	1,747,246,310	227,060,801	979,992,997

Proposal 8:	A shareholder proposal requesting that Cisco executives retain a significant percentage of stock until two years following termination:

For	Against	Abstained	Broker Non-Votes
1,002,902,425	2,245,630,030	17,583,417	979,992,997

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 8, 2011	By:	/s/ Frank A. Calderoni
	Name:	Frank A. Calderoni
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)